                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                              IN HOME HEALTH, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               FEBRUARY 24, 1999

    Notice is hereby given that an annual meeting of stockholders of In Home Heath, Inc. will be held at the Radisson Hotel and Conference Center, 3131 Campus Drive, Plymouth, Minnesota on February 24, 1999 at 9:30 a.m. Central Time for the following purposes:

        1. To elect five directors;

        2. To ratify the selection of independent public accountants for the Company for the current fiscal year;

        3. To approve the In Home Health, Inc. Non-Employee Director Stock Compensation Plan; and

        4. To transact such other business as may properly come before the meeting.

    The Board of Directors has fixed the close of business on January 8, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

                                          By Order of the Board of Directors,

                                                    [SIGNATURE]

                                          Robert J. Hoffman, Jr., Secretary

Minneapolis, Minnesota
January 25, 1999

    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. Proxies are revocable at any time prior to the time they are voted, and stockholders who are present at the Meeting may withdraw their proxies and vote in person if they so desire.

                                PROXY STATEMENT
                                  INTRODUCTION

    This Proxy Statement is furnished to the stockholders of In Home Health, Inc. (the "Company") in connection with the Board of Directors' solicitation of proxies to be voted at the annual meeting of stockholders to be held on February 24, 1999, or any adjournment thereof (the "Meeting"). The mailing of this Proxy Statement to stockholders commenced on or about January 25, 1999.

    All expenses in connection with solicitation of proxies will be borne by the Company. The Company will pay brokers, nominees, fiduciaries, or other custodians their reasonable expenses for sending proxy material to, and obtaining instructions from, persons for whom they hold stock of the Company. The Company expects to solicit proxies by mail, but directors, officers, and other employees of the Company may also solicit in person, by telephone, by telegraph or by mail. The Company's principal offices are located at 601 Carlson Parkway, Suite 500, Minnetonka, Minnesota 55305 and its telephone number is
(612) 449-7500.

    Any proxy may be revoked at any time before it is voted by written notice, mailed or delivered to the Secretary of the Company, or by revocation in person at the Meeting; but if not so revoked, the shares represented by such proxy will be voted in the manner directed by the stockholder. If no direction is made, proxies received from stockholders will be voted "for" the proposals set forth in the Notice of Meeting.

    Only stockholders of record at the close of business on January 8, 1999 will be entitled to vote at the meeting. As of such date, the Company had outstanding 5,502,736 shares of common stock, par value $.03 per share (the "Common Stock") and 200,000 shares of Series A Preferred Stock, par value $1.00 per share (the "Preferred Stock"). Each share of Common Stock is entitled to one vote on each of the matters brought before the Meeting. The Preferred Stock has no voting rights with respect to any matter set forth in the Notice of the Meeting. Each share of Preferred Stock is entitled to 17 votes only with respect to a proposal to (i) wind up, dissolve or liquidate the Company or revoke or forfeit its charter, (ii) amend the Company's articles of incorporation, (iii) merge or consolidate or enter into an exchange agreement with another corporation, or
(iv) sell, lease, transfer or otherwise dispose of all or substantially all of the Company's assets not in the usual and regular course of business, pursuant to the Second Preferred Stock Modification Agreement between the Company and ManorCare Health Services, a wholly owned subsidiary of HCR ManorCare, Inc. ("HCR"). HCR therefore waived the voting rights of the Preferred Stock, except for items (i) through (iv) above. In consideration, the Company waived its right to pay dividends on the Preferred Stock in shares of its Common Stock.

    The Company's articles of incorporation exclude cumulative voting. HCR holds approximately 41% of the voting power of the Company's Common Stock for all matters brought before the Meeting, and approximately 63% for those matters referenced in (i) through (iv) above. HCR acquired all of the 200,000 outstanding shares of Preferred Stock and 2,250,000 shares of Common Stock on October 24, 1995 pursuant to a Securities Purchase and Sale Agreement between the Company and HCR, dated as of May 2, 1995, as amended (the "Purchase Agreement").

    The presence, in person or by proxy, of the holders of a majority of the voting power of all shares of the Company entitled to vote at the Meeting will constitute a quorum for the transaction of business. Under Minnesota law, if the shares present and entitled to vote on an item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Meeting will determine whether or not a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of the matter submitted to the stockholders. Therefore, abstentions are effectively a vote against the proposal. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                                 SECTION 16(a)
                   BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5.

    To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 1998, all
Section 16(a) filing requirements applicable to its insiders were complied with.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table presents information provided to the Company as to the beneficial ownership of Common Stock as of December 30, 1998 by persons known to the Company to hold 5% or more of such stock and by all current directors, nominees, the Named Executive Officers from the table on page 6 and all directors, nominees, and executive officers as a group. All shares represent sole voting and investment power, unless indicated to the contrary.

                                                                                AMOUNT AND NATURE
                                                                                  OF BENEFICIAL        PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                                OWNERSHIP         VOTING POWER
----------------------------------------------------------------------------  ----------------------  -------------
HCR ManorCare, Inc. (1).....................................................          2,250,000              40.9%(2)
BankAmerica Corporation (6).................................................            623,834              11.3%
Wolfgang von Maack (3)(4)...................................................             33,010(5)          *
Thomas R. Gross (3).........................................................              3,097             *
James J. Lynn, Ed.D. (4)....................................................             45,472(5)          *
Robert J. Hoffman, Jr. (3)..................................................                  0             *
C. Michael Ford (7).........................................................              3,000             *
Judith Lloyd Storfjell, Ph.D. (7)...........................................                434             *
Marvin Wilensky (7).........................................................                  0             *
All Directors and Executive Officers as a Group (7 persons).................             85,013(5)            1.5%

------------------------

*   Less than one percent

(1) HCR ManorCare, Inc.'s address is One SeaGate, Toledo, OH 43604.

(2) HCR ManorCare, Inc. holds of record 2,250,000 shares of Common Stock entitled to be voted on all matters brought before the Meeting and 200,000 shares of Preferred Stock (convertible into 3,333,334 shares of Common Stock) which can be voted on items (i) through (iv) noted on page 2, paragraph 4 of this proxy. If the preferred shares are voted on the referenced items, the voting percentage would be 63.2%.

(3) Named Executive Officer of the Company from the table on page 6.

(4) Director nominated for re-election.

(5) Includes 10,000 shares for Mr. von Maack, 32,669 shares for Mr. Lynn and 42,669 shares for all directors and officers as a group which may be acquired pursuant to stock options which are presently exercisable or become exercisable within sixty days of December 30, 1998.

(6) BankAmerica Corporation's address is 555 California St., Suite 2600, San Francisco, CA 94104.

(7) Messrs. Wilensky and Ford and Dr. Storfjell were appointed as members of the Board of Directors effective November 17, 1998 and are nominated for election.

Mr. von Maack and Mr. Hoffman own 103,497 and 1,186 shares of HCR ManorCare, Inc. stock, respectively. Both hold less than 1% of HCR's outstanding shares.

                           EXECUTIVE COMPENSATION AND
                               OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table shows, for the fiscal years ending September 30, 1998, 1997 and 1996, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to Wolfgang von Maack, the Company's Chief Executive Officer, to each of the other two most highly compensated executive officers of the Company, other than Mr. von Maack, each of whose total cash compensation exceeded $100,000 during fiscal 1998 (the "Named Executive Officers") in all capacities in which they served. Certain columns prescribed by Securities and Exchange Commission proxy regulations have not been included in this table because the information called for therein is not applicable to the Company or the Named Executive Officers for the periods indicated.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG TERM
                                                                              COMPENSATION
                                              ANNUAL COMPENSATION             ------------
                                     -------------------------------------    STOCK OPTION   ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR    SALARY       BONUS    OTHER       SHARES(#)    COMPENSATION
-----------------------------------  ----  ----------    -------  --------    ------------  ------------
Wolfgang von Maack (1).............  1998  $  186,674(2)   --     $  7,650(3)     50,000       --
  Chairman, Chief Executive Officer  1997      61,500(2)   --        6,336(4)     --           --
  and President                      1996      --          --        --           --           --
Thomas R. Gross (5)................  1998      96,838      --       24,076(6)     10,000       --
  Executive Vice President           1997     116,070      --       28,586(7)     30,000       --
  and Chief Financial Officer        1996     108,275      --        --           20,000       --
Robert J. Hoffman, Jr. (8).........  1998      34,035(9)   --        --           --           --
  Acting Chief Financial             1997      --          --        --           --           --
  Officer and Corporate Secretary    1996      --          --        --           --           --

------------------------

(1) Wolfgang von Maack was named acting Chief Executive Officer effective May 15, 1997. Effective June 6, 1997, Mr. von Maack was named President and Chief Executive Officer and was elected a director of the Company. Mr. von Maack was elected Chairman of the Board effective November 17, 1998.

(2) Consists of 75% of Mr. von Maack's salary paid by HCR and reimbursed by the Company. Effective January 1, 1999, Mr. von Maack terminated his relationship with HCR and became an employee of the Company.

(3) Consists of $7,650 auto allowance and miscellaneous expenses paid by HCR and reimbursed by the Company.

(4) Consists of $2,646 of automobile expenses paid by HCR and reimbursed by the Company and $3,690 of miscellaneous expenses paid by HCR and reimbursed by the Company.

(5) Mr. Gross resigned effective June 15, 1998.

(6) Consists of $11,310 of life insurance expenses, $6,588 of automobile expenses, $5,823 of health premiums and $355 of miscellaneous expenses.

(7) Consists of $18,314 of life insurance expenses, $8,525 of automobile expenses and $1,747 of miscellaneous expenses.

(8) Robert J. Hoffman, Jr. was named Corporate Secretary and Acting Chief Financial Officer effective June 22, 1998.

(9) Consists of Mr. Hoffman's salary from June 15, 1998 paid by HCR and reimbursed by the Company.

STOCK OPTIONS

    The following table contains information concerning the grant of stock options under the Company's 1995 Stock Option Plan to the three Named Executive Officers of the Company identified on the table on page 6 as of the end of the last fiscal year:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                    INDIVIDUAL GRANTS
                                     -------------------------------------------------------------------------------
                                                                                                      POTENTIAL
                                                                                                   REALIZABLE VALUE
                                                                                                  AT ASSUMED ANNUAL
                                               % OF TOTAL                                           RATES OF STOCK
                                                OPTIONS                                           PRICE APPRECIATION
                                               GRANTED TO                MARKET                    FOR OPTION TERM
                                               EMPLOYEES    EXERCISE     PRICE                           (1)
                                     OPTIONS   IN FISCAL      PRICE     ON DATE    EXPIRATION     ------------------
NAME                                 GRANTED      YEAR      PER SHARE   OF GRANT      DATE         5% (2)   10% (3)
-----------------------------------  -------   ----------   ---------   --------   -----------    --------  --------
Wolfgang von Maack.................  50,000      38.46%       $5.25      $5.25         10/3/07    $165,083  $418,356
Thomas R. Gross....................  10,000       7.69%        5.25       5.25         9/13/98(4)    2,625     5,250
Robert J. Hoffman, Jr..............    --        --           --          --           --            --        --

------------------------

(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast future possible appreciation, if any, of the Company's stock price. Since options are granted at market price, a zero percent gain in the stock price will result in no realizable value to the optionee.

(2) A 5% per year appreciation in stock price from $5.25 per share yields $8.55 on the expiration date.

(3) A 10% per year appreciation in stock price from $5.25 per share yields $13.62 on the expiration date.

(4) Thomas R. Gross resigned effective June 15, 1998.

OPTION EXERCISES AND HOLDINGS

    The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year:

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                 VALUE         NUMBER OF SECURITIES
                                               REALIZED             UNDERLYING               VALUE OF UNEXERCISED
                                             (MARKET PRICE     UNEXERCISED OPTIONS           IN-THE-MONEY OPTIONS
                                  SHARES      AT EXERCISE           AT FY-END                   AT FY-END (2)
                                 ACQUIRED    LESS EXERCISE  --------------------------  ------------------------------
NAME                            ON EXERCISE     PRICE)      EXERCISABLE  UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
------------------------------  -----------  -------------  -----------  -------------  -------------  ---------------
Wolfgang von Maack............      -0-           -0-           10,000        40,000         -0-             -0-
Thomas R. Gross (1)...........      -0-           -0-           -0-           -0-            -0-             -0-
Robert J. Hoffman, Jr.........      -0-           -0-           -0-           -0-            -0-             -0-

------------------------

(1) Thomas R. Gross resigned effective June 15, 1998 and all unexercised options were canceled September 13, 1998.

(2) Based on the fiscal year ended September 30, 1998 closing price of $1.782 per share.

EMPLOYMENT AGREEMENTS

    Pursuant to the terms of the Purchase Agreement with HCR on May 2, 1995, the Company entered into a two-year employment agreement with James J. Lynn under the terms provided in the Purchase Agreement. Mr. Lynn's employment agreement was extended during fiscal 1997 to October 24, 1998. The agreement expired October 24, 1998 and was not renewed.

    The agreement required Mr. Lynn to provide 60 to 80 hours of human resources/training services for the Company each month, for which he was compensated at a rate of $90,000 per annum. Mr. Lynn was also eligible to receive annual bonuses based on the Company's financial performance up to a maximum amount equal to 50% of his base salary. Mr. Lynn was also entitled to participate in the Company's benefit plans or programs otherwise available to executives of the Company. Pursuant to Mr. Lynn's employment agreement, he was granted options to purchase 16,668 shares of Common Stock at an exercise price of $9.27 per share, which was the fair market value of the Common Stock on the date of grant. These options immediately vested upon the grant thereof, are currently exercisable and have a term of 10 years from the date of grant, provided, however, that the options will expire within three months after termination of employment.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During fiscal 1998, the Compensation Committee included Wolfgang von Maack, Donald C. Tomasso, Joseph R. Buckley and James H. Rempe. Each of these individuals was an officer of HCR, the owner of a majority of the voting power of the stockholders of the Company, although none of them were directly or indirectly compensated by the Company. On September 14, 1998 Mr. von Maack was appointed to serve on the committee as Chairman, to replace Mr. Tomasso who resigned May 13, 1998.

BOARD COMPENSATION COMMITTEE REPORT

    Decisions on compensation of the Company's executives for fiscal 1998 were made by the Compensation Committee of the Board, which consisted during fiscal 1998 of Messrs. von Maack, Tomasso, Buckley and Rempe. All decisions by the Compensation Committee for fiscal 1998 were reviewed by the full Board, except for decisions about awards under certain of the Company's stock-based compensation plans, which were reviewed solely by the Committee in order for the grants or awards under such plans to satisfy SEC Rule 16b-3. This report describes the Compensation Committee's policies for fiscal 1998 as they affected Mr. von Maack, the Company's Chief Executive Officer and the Company's most highly paid officer in fiscal 1998.

CASH COMPENSATION POLICIES FOR SENIOR EXECUTIVES

    The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation, integrate pay with the Company's annual and long-term performance goals, reward above-average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. The overall cash compensation of Senior Executives is intended to be consistent with other publicly held companies in the health care industry that were selected as comparable because of comparable revenues and focus on providing health care services in the home.

    The compensation for each Senior Executive is set forth each year in a Management Incentive Plan that is approved by the Compensation Committee at the beginning of the fiscal year. Corporate officers other than the Senior Executives were also eligible for selection as participants in the Management Incentive Plan, but typically receive a larger percentage of their compensation as base salary and a smaller percentage as bonuses. For the Senior Executives, the Management Incentive Plan for fiscal 1998 specified a base salary and a maximum bonus opportunity, which was 25% of base salary. The bonus that each Senior Executive could earn for the fiscal year is mathematically determined by comparing the Company's actual net income before taxes with the plan for the fiscal year.

FISCAL 1998 STOCK OPTION GRANTS

    For fiscal 1998, the Compensation Committee granted stock options to various executives. Stock options are intended to focus Senior Executives on long-term Company performance which results in an improvement in stockholder value and provides a significant earning potential to the executives. In order to direct the Senior Executives toward steady growth and to retain their services, incentive stock options vest over a five-year period. The number of shares optioned to the various Senior Executives depends on the level and degree of responsibility of the position they hold.

OTHER COMPENSATION PLANS

    At various times in the past the Company has adopted certain broad-based employee benefit plans in which the Senior Executives have been permitted to participate and has adopted certain executive officer retirement, life and health insurance plans. Other than with respect to the Company's Employee Stock Purchase Plan, which allows the Company's employees to purchase shares of the Company's Common Stock through payroll deductions at a purchase price of 85% of the lower of the fair market value of the shares on the first day or the last day of the applicable period of the Plan, benefits under these plans are not directly or indirectly tied to Company performance.

CHIEF EXECUTIVE OFFICER'S FISCAL 1998 COMPENSATION

    Mr. von Maack was a Senior Vice President of HCR and his compensation was set by HCR. As part of the Administrative Services Agreement between the Company and HCR, the Company reimbursed HCR for 75% of Mr. von Maack's total compensation. Effective January 1, 1999 Mr. von Maack terminated his relationship with HCR and became an employee of the Company.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS (AS CONSTITUTED DURING FISCAL 1998):

   Wolfgang von Maack   Donald C. Tomasso   Joseph R. Buckley   James H. Rempe

                               PERFORMANCE GRAPH

    The Securities and Exchange Commission requires that the Company include in this proxy statement a line-graph presentation comparing cumulative, five-year stockholder returns on an indexed basis with the S&P 500 Stock Index and either a nationally recognized industry standard or an index of peer companies selected by the Company. The Board of Directors has approved the use of the Dow Jones Industry Group Index of Health Care Providers as its peer group index. The table below compares the cumulative total return as of the end of each of the Company's last five fiscal years on $100 invested in the Common Stock of the Company, the Dow Jones Industry Group Index of Health Care Providers and the NASDAQ Market Index, assuming the reimbursement of all dividends:

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                         9/30/93    9/30/94    9/30/95    9/30/96    9/30/97    9/30/98
In Home Health, Inc.      $100.00     $57.81     $77.35     $54.69     $45.31     $14.85
NASDAQ Market Index       $100.00    $105.82    $128.48    $150.00    $203.88    $211.88
Peer Group Index          $100.00    $134.82    $149.20    $163.73    $190.92    $140.74

    The performance graph above shall not be deemed incorporated by reference by any statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such Acts.

              STRUCTURE AND FUNCTIONING OF THE BOARD OF DIRECTORS

MEETINGS; REMUNERATION

    The Board of Directors met eight times during fiscal 1998. Each director attended more than 75% of the meetings of the Board of Directors and the committees on which they serve. Mr. Tomasso resigned from the Board effective May 13, 1998. On November 17, 1998 C. Michael Ford, Judith Lloyd Storfjell, Ph.D. and Marvin Wilensky were appointed as outside directors and Messrs. Buckley and Rempe resigned from the Board. Outside directors receive annual retainers of $10,000 plus meeting fees of $1,000 per meeting and reimbursement of out-of-pocket expenses incurred in connection with attending Board meetings. Outside director fees are payable quarterly in arrears. During fiscal 1998, there were no outside directors and as a result, no directors' fees were paid.

COMMITTEES

    The Board of Directors has an Audit Committee which consisted during fiscal 1998 of Mr. Buckley and Mr. Rempe (Chairman). The Audit Committee, among other things, determines audit policies, reviews external audit reports and reviews recommendations made by the Company's independent public accountants. During fiscal 1998 the Audit Committee met one time. As a result of the resignations of Messrs. Buckley and Rempe on November 17, 1998, Messrs. Ford and Wilensky have been nominated to serve on the Audit Committee.

    The Board of Directors also has a Compensation Committee which consisted during fiscal 1998 of Mr. von Maack, Mr. Tomasso (Chairman), Mr. Rempe and Mr. Buckley. The Compensation committee evaluates and sets the total compensation package for key executive positions, and reviews and approves various employee incentive and benefit plans. During fiscal 1998 the Compensation Committee met two times.

    The Board of Directors also has a Nominating Committee that provides nominations for the election of the Company's directors. During fiscal 1998, the Committee consisted of Mr. Buckley and Mr. Lynn (Chairman). The Nominating Committee met one time during fiscal 1998. The Nominating Committee will consider nominations from stockholders. See "Stockholder Nominations" below.

                                     ITEM I
                      NOMINATION AND ELECTION OF DIRECTORS

    The Board of Directors has fixed at five the size of the Board of Directors to be elected at the Meeting and has nominated its current members as the management slate for election to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. It is anticipated that proxies will be voted for the management slate, and that each nominee will serve if elected. Should any nominee be unable to serve, the persons named in the proxies may in their discretion vote for a substitute.

    The names and ages of the management slate of nominees, their principal occupations and other information is set forth below, based upon information furnished to the Company by the nominees. Of the nominees, Wolfgang von Maack and James J. Lynn have been previously elected by stockholders of the

Company. The other nominees were appointed as members of the Board of Directors effective November 17, 1998, filling the vacancies resulting from the resignations of Messrs. Buckley, Rempe and Tomasso.

                                                                                                          DIRECTOR
NAME AND AGE                                                        OCCUPATION                              SINCE
------------------------------------------  -----------------------------------------------------------  -----------
Wolfgang von Maack (58)...................  Chairman, President and Chief Executive Officer of the             1997
                                            Company
James J. Lynn, Ed.D. (56).................  President of Lynn & Associates                                     1987
C. Michael Ford (60)......................  Owner and Chairman of the Board of Montpelier Corporation          1998
Judith Lloyd Storfjell, Ph.D. (55)........  President of Storfjell Associates                                  1998
Marvin Wilensky (70)......................  Chairman of WILMAC, Inc.                                           1998

BUSINESS EXPERIENCE; DIRECTORSHIPS

    Mr. von Maack has served as President and Chief Executive Officer of the Company since May 1997, a director since June 1997 and Chairman of the Board since November 1998. He had also been Senior Vice President, Healthcare Services of HCR from June 1990 to December 1998 and was Vice President, Operations of HCR from March 1988 to June 1990.

    Mr. Lynn has been a director of the Company since 1987 and served as Director of Management Development of the Company from October 1995 to October 1998. He served as Vice President-Marketing and Human Resources of the Company on a nominal basis from April 1986 to April 1990. Since 1981 Mr. Lynn has been a principal of Lynn & Associates, a management consulting company of which Mr. Lynn is the founder and President.

    Mr. Ford has been the owner and Chairman of the Board of Montpelier Corporation since October 1997. He had served as Vice President, Development of Columbia/HCA Healthcare Corporation from September 1994 to September 1997. He was Vice President of Marketing for Meditrust from October 1993 to September 1994. He was employed by Charter Medical Corporation from June 1976 to 1988 in a variety of positions, including Secretary and Treasurer and Executive Vice President of Finance, Chief Operating Officer and member of the Board of Directors.

    Dr. Storfjell has served as President of Storfjell Associates since 1986 and Assistant Professor, Department of Public Health Nursing Graduate Faculty, University of Illinois at Chicago since 1988. She was a Lecturer, School of Nursing at the University of Michigan from 1987 to 1988. She was President and founder of Health Care at Home Management Corporation from 1979 to 1986. She previously served as a Public Health Nursing Supervisor for Berrien County, Benton Harbor, Michigan from 1974 to 1978, as a Teacher for Beirut Overseas School, Beirut, Lebanon, and a variety of other nursing positions from 1966 to 1970.

    Mr. Wilensky has served as Chairman of WILMAC, Inc. since 1991. He had served at Hillhaven Corporation from 1977 to 1990 in a variety of positions, including President and Chief Operating Officer, Executive Vice President of Operations, Convalescent Division; Senior Vice President of Operations, Convalescent Division; Vice President of Operations, Convalescent Division; and Vice President of Operations, East Coast Operations. He was a member of the Board of Directors for Vitalink from 1992 to 1997. He served as Director for First Healthcare Corporation from 1970 to 1977, as Developer and Owner

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of Birchwood Terrace Healthcare from 1963 to 1969, as a Consultant for Porter
Hospital from 1968 to 1969, and Consultant, Metropolitan Life Insurance Company from 1958 to 1963.

CERTAIN TRANSACTIONS

    Mr. von Maack was an executive officer of HCR through December 31, 1998, which beneficially owns shares constituting approximately 41% of the voting power of the Company's stockholders for all matters brought before the Meeting, and 63% for items (i) through (iv) referenced on page two, paragraph four of this proxy. The Company and HCR entered into the Purchase Agreement as of May 2, 1995 and the transactions contemplated thereby were consummated on October 24, 1995. The Purchase Agreement contains extensive representations, warranties, covenants and other agreements between the Company and HCR which extend beyond the consummation of the transactions contemplated therein. The Purchase Agreement also contemplates that the Company and HCR may enter into agreements or arrangements which they deem prudent and mutually beneficial for the provision of services between them on terms that are fair to each party. As of January 1, 1999, Mr. von Maack terminated his relationship with HCR and became an employee of the Company.

    Pursuant to the Purchase Agreement, the Company and HCR entered into a Registration Rights Agreement covering the securities purchased by HCR from the Company. HCR has the right to require the Company to use its best efforts to register for sale in an underwritten public offering under the Securities Act of 1933, at the Company's expense, all or any portion of the Common Stock acquired by HCR and the Common Stock into which the Preferred Stock held by HCR is convertible ("Registerable Securities"). The Company will not be entitled to sell its securities in any such registration for its own account without the consent of HCR. In addition, if the Company at any time seeks to register under the Securities Act of 1933 for sale to the public any of its securities, the Company must include, at HCR's request, HCR's Registerable Securities in the Registration Statement, subject to underwriter cutback provisions.

    HCR and the Company entered into an Administrative Services Agreement effective as of February 27, 1996, pursuant to which HCR provided the Company certain corporate, administrative and management services. The original term of the Agreement was retroactive to November 1, 1995 and expired on June 30, 1996. Thereafter, the term was on a quarter-to-quarter basis until terminated by either party upon 90 days prior written notice. Effective June 1, 1996, the total fees payable to HCR under the Administrative Services Agreement was reduced to $7,000 per month. A new Administrative Services Agreement was entered into on November 15, 1997. The original term of the Agreement was retroactive to June 1997. Under the terms of the Agreement, the Company paid HCR a fee of $24,583 per month. This included $21,667 to pay for 75% of the Company's President and his staff and $2,916 for services rendered by HCR's legal, risk management, government relations, purchasing and reimbursement departments. The agreement expired September 30, 1998 and was not renewed.

STOCKHOLDER NOMINATIONS

    Under the Company's Bylaws a stockholder who wishes to make a nomination at the Meeting of one or more persons for election as directors must give written notice of their intent to make such nominations to the Company's Secretary within 15 days after the date that the Notice of the Meeting was mailed. The notice must state: the name and address of record of the stockholder who intends to make the nomination; a representation that the stockholder is a holder of record of Company shares entitled to vote at the Meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; the name, age, business and residence address, and principal occupation or employment of each nominee; a description of all arrangements or understanding between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and the consent of each nominee to serve as a director of the corporation if so elected. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. The presiding officer of the Meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure and if he should so determine and declare to the Meeting, the effective nomination will be disregarded.

            THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
              "FOR" ELECTION OF THE MANAGEMENT SLATE OF NOMINEES.

                                    ITEM II
                            APPROVAL OF ACCOUNTANTS

    Deloitte & Touche LLP, independent certified public accountants, have been the Company's auditors since 1984. They have been reappointed by the Board of Directors as the Company's auditors for the fiscal year ending September 30, 1999. Although stockholder approval is not required, the Board of Directors requests it. In the event the appointment should not be approved by the stockholders, the Board of Directors will make another appointment to be effective at the earliest possible time.

    A representative of Deloitte & Touche LLP is expected to be present at the Meeting, will be given the opportunity to make a statement and will be available to answer appropriate questions.

              THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
                  VOTE "FOR" RATIFICATION OF THE SELECTION OF
                             DELOITTE & TOUCHE LLP.

                                    ITEM III
          APPROVAL OF A NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN

    The plan is designated the "In Home Health, Inc. Non-Employee Director Stock Compensation Plan." The purpose of the plan is to increase the stock-based component of Non-Employee Director compensation to encourage stock ownership by Non-Employee Directors and to further align the interest of Non-Employee Directors and stockholders. Stockholder approval is required prior to implementation of the plan.

    Subject to stockholder approval, beginning with Fiscal Year 1999 (commencing October 1, 1998), and each year thereafter, each Non-Employee Director shall be granted 1,667 shares upon such director's initial election and 667 shares annually with each reelection. In addition, each Non-Employee may elect to receive Board retainer and Board attendance fees in the form of common stock in lieu of cash. The number of shares issued as consideration for retainer and attendance fees shall be calculated by dividing the value of fees payable by the average of the beginning and ending market price of the stock for the quarterly period such fees were earned. Consideration for Board retainer and Board attendance fees shall be set from time to time upon majority approval by the Board. Initially, the Board has approved annual retainer fees of $10,000 annually, payable quarterly in arrears, plus attendance fees of $1,000 for each board meeting attended and for each board committee meeting held if such meeting is held on a day other than on a board meeting day.

    The shares held by the Company shall remain in the Custodial Account until vesting which shall occur (a) to the extent of one-fifth of the total number of shares subject to an Award following the expiration of one year from the date of the Award (b) to the extent of an additional two-fifths following the expiration of two years from the date of the Award and (c) to the extent of an additional two-fifths following the expiration of three years from the date of this Plan, and in each event of vesting, the deposit by the Participant with the Company of any and all withholding taxes, federal or state, is required to be collected by the Company. Shares issued in lieu of cash for the Board retainer and Board attendance fees shall vest immediately and shall not be subject to the foregoing vesting schedule or held in the custodial account.

    Subject to any adjustment, the total number of shares of Stock which may be awarded under this Plan is 66,667 shares. Awards may be made for a period of ten
(10) years subsequent to approval by the Company's shareholders.

    Subject to election by the shareholders, Mr. Ford, Mr. Lynn, Dr. Storfjell and Mr. Wilensky will initially be eligible for participation in the Plan.

    Representatives of the Company will be available at the Meeting to address appropriate questions regarding the plan.

            THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN

                                    ITEM IV
                                 OTHER BUSINESS

    The management of the Company knows of no matter other than the foregoing to be brought before the Meeting. However, the enclosed proxy gives discretionary authority in the event any additional matters should be presented.

    Under the Company's Bylaws any stockholder who wishes to present proposals for stockholder action at the Meeting must give written notice to the Company's Secretary within 15 days after the date that the Notice of the Meeting was mailed. The notice must state a brief description of the other business proposed to be raised, the reason for conducting that business at the Meeting, the name and address of the stockholder proposing such business, the number of Company shares owned by the stockholder, and any material interest of the stockholder in the business.

    The proxy rules of the Securities and Exchange Commission permit stockholders, after timely notice to issuers, to present proposals for stockholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by issuer action in accordance with the proxy rules. The Company's next meeting of stockholders (for the fiscal year ending September 30, 1999) is expected to be held on or about March 1, 2000 and proxy materials in connection with that meeting are expected to be mailed on or about January 16, 2000. Any stockholder proposals prepared in accordance with the proxy rules for inclusion in the Company's proxy materials must be received by the Company on or before September 20, 1999. In addition, if the Company receives notice of a shareholder proposal after January 26, 2000, such proposal will be considered untimely pursuant to the Company's Bylaws and the persons named as proxies solicited for the Company's 2000 Annual Meeting may exercise discretionary voting power with respect to such proposal.

    THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1998 IS BEING MAILED TO STOCKHOLDERS WITH THIS PROXY STATEMENT. STOCKHOLDERS MAY RECEIVE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY WRITING TO: IN HOME HEALTH, INC., 601 CARLSON PARKWAY, SUITE 500, MINNETONKA, MINNESOTA 55305, ATTENTION: INVESTOR RELATIONS, OR BY CALLING THE COMPANY AT (612) 449-7500.

                                          By Order of the Board of Directors

                                                       [SIGNATURE]

                                          Robert J. Hoffman, Jr., Secretary

                          PROXY--IN HOME HEALTH, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                               FEBRUARY 24, 1999

    The undersigned hereby appoints Wolfgang von Maack and Robert J. Hoffman, Jr., or either one of them, as proxies with full power of substitution to vote all of the shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of In Home Health, Inc. to be held February 24, 1999 at 9:30 a.m. at the Radisson Hotel and Conference Center, 3131 Campus Drive, Plymouth, Minnesota or at any adjournments thereof, upon any and all matters which may properly be brought before the meeting or adjournments thereof, hereby revoking all former proxies.

(1)  ELECTION OF DIRECTORS
     / /  FOR all nominees listed below   / /  WITHOUT AUTHORITY to vote
          (except as indicated below)          for all nominees listed below

     Wolfgang von Maack, James J. Lynn, Ed.D., C. Michael Ford, Judith Lloyd Storfjell, Ph.D. and Marvin Wilensky

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above.)

(2) PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS

     / /  For                 / /  Against             / /  Abstain

(3)  PROPOSAL TO RATIFY THE NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN

     / /  For                 / /  Against             / /  Abstain

(4) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meetings.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS (1), (2) AND
(3) IN ACCORDANCE WITH THE SPECIFICATIONS MADE AND "FOR" SUCH PROPOSALS IF THERE IS NO SPECIFICATION.

    PLEASE DATE AND SIGN exactly as your name(s) appears below indicating, where proper, the official position or representative capacity in which you are signing. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.

                                         Dated _____________________, 1999

                                         ---------------------------------------
                                         Signature of Stockholder

                                         ---------------------------------------
                                         Signature of Stockholder
                                         (if joint signature is required)